UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Soliciting Material Pursuant to Section 240.14a-12

Petroleum Development Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE
The following press release was issued by Petroleum Development Corporation on June 27, 2011.

June 27, 2011
PDC Energy Announces Proposed Mergers to Acquire Additional Partnerships
DENVER, CO, June 27, 2011: PDC Energy (“PDC” or the “Company”) (NASDAQ: PETD) today announced the Company has entered into merger agreements pursuant to which it intends to acquire five limited partnerships for which PDC serves as the Managing General Partner, of which four were formed in 2003 (PDC 2003-A Limited Partnership, PDC 2003-B Limited Partnership, PDC 2003-C Limited Partnership, and PDC 2003-D Limited Partnership, collectively, the “2003 Partnerships”) and one was formed in 2002 (PDC 2002-D Limited Partnership). The merger of each of the partnerships with and into a subsidiary of PDC is subject to the approval of holders of a majority of the limited partner units held by each partnership’s limited partners not affiliated with PDC.
The Board of Directors of PDC formed a Special Committee, consisting of four non-employee members of the PDC Board of Directors, to represent the interests of the limited partners in the partnerships. The Special Committee retained separate legal counsel and a financial advisor to advise the committee on the terms of the proposed mergers and the value of the proposed merger consideration to be provided to unitholders. Under the terms of each merger agreement, the Special Committee may cause any of the partnerships to reject that partnership’s proposed merger with, and acquisition by, PDC, at any time prior to the approval of the merger by the limited partners of each partnership, if the Special Committee believes it has received a superior offer that would be in the best interests of the limited partners.
Pursuant to the merger agreements, if the proposed mergers are approved and other customary conditions to closing are satisfied, PDC will acquire all limited partnership units of the above-mentioned partnerships. PDC estimates the total cost to PDC to consummate all five mergers will be approximately $29.5 million. The merger agreements provide for a one time aggregate upward price adjustment on the date one day prior to the filing of the definitive proxy statement in the event oil or natural gas commodity prices increase by certain net minimum amounts over the five-year oil and gas NYMEX prices as of March 31, 2011.
The assets in the 2003 Partnerships, and the assets in PDC 2002-D Limited Partnership, are located primarily within PDC’s core Wattenberg Field and Piceance Basin. PDC expects that the completion of these proposed acquisitions of the 2003 partnerships and 2002-D Limited Partnership would initially add approximately 2 MMcfe/day to PDC’s net production, and 21 Bcfe of proved reserves, comprised of 52 percent natural gas.
Upon clearance by the SEC, a definitive proxy statement will be mailed to the limited partners of each of the 2003 partnerships and PDC 2002-D Limited Partnership requesting their approval of the merger transactions. Although there is no assurance of the likelihood or timing of the completion of the SEC proxy disclosure review process or whether PDC will obtain the necessary approvals from non-affiliated investors, PDC expects that each of the mergers will close in the fourth quarter of 2011. There is no liquid market for the limited partnership units of any of these partnerships.
James Trimble, President and Chief Executive Officer of PDC Energy, stated, “I am very pleased to announce the proposed repurchase of these limited partnerships. Earlier this month, we successfully repurchased the 2005 limited partnerships, and we remain focused and on track to reach our goal of acquiring all outstanding partnerships by the end of 2012.”
EACH PARTNERSHIP WILL FILE A PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE CORRESPONDING PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING PDC, SUCH PARTNERSHIP AND THE MERGER OF SUCH PARTNERSHIP WITH AND INTO A SUBSIDIARY OF PDC. A DEFINITIVE PROXY STATEMENT WILL BE SENT TO THE LIMITED PARTNERS OF EACH PARTNERSHIP SEEKING THEIR APPROVAL OF THE CORRESPONDING MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER RELEVANT DOCUMENTS FILED BY PDC AND EACH PARTNERSHIP WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.
The definitive proxy statement and such other documents (when available) may also be obtained free of charge from PDC by directing a request to PDC Energy, 1775 Sherman Street, Suite 3000, Denver, CO 80203, Attention: Celesta Miracle; Telephone: (877) 395-3228. Investors and security holders are urged to read the proxy statement and the other relevant documents when they become available before making any voting or investment decision with respect to the proposed merger.
PDC and certain of its directors, officers and employees may be considered “participants in the solicitation” of proxies from the limited partners of each partnership. Information regarding such persons and a description of their interest in the merger of each partnership will be contained in the proxy statement relating to such partnership when it is filed. Information concerning beneficial ownership of PDC stock by its directors and certain executive officers is included in its proxy statement, filed with the SEC on April 21, 2011, and subsequent statements of changes in beneficial ownership on file with the SEC.
This press release is not an offer to acquire or sell any securities.
About PDC Energy
PDC Energy is an independent energy company engaged in the development, production and marketing of natural gas and oil. Its operations are focused in the Rocky Mountains with additional operations in the Appalachian and Permian Basins. PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.
NOTE REGARDING FORWARD-LOOKING STATEMENTS

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding PDC’s business, financial condition and results of operations. These statements and all other statements other than statements of historical facts included in and incorporated by reference into this press release are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as expects, anticipates, intends, plans, believes, seeks, estimates, projects and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements regarding the Company’s future financial and operating results, estimated natural gas and oil production and reserves, operating, development and exploration plans, including the number of wells the Company plans to drill in 2011, the timing and closing, if consummated, of the mergers of the four 2003 partnerships and single 2002 partnership, the approval of the mergers from the non-affiliated investors, the likelihood and timing of the SEC proxy review process, anticipated liquidity and capital expenditures, availability of capital and management’s strategies, plans and objectives. However, these are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this release reflect the Company’s good faith judgment, such statements can only be based on facts and factors currently known to PDC. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Important risk factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, those set forth in Item 1-A Risk Factors in the 2010 Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 24, 2011, as amended on April 21, 2011 and May 18, 2011, and other subsequent filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations, which are incorporated by this reference as though fully set forth herein. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date made. Further, PDC urges you to carefully review and consider the cautionary statements made in this press release. Other than as required under the securities laws, PDC undertakes no obligation to update or revise any forward-looking statements in order to reflect any event or circumstance occurring after the date of this release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact:	Ron Wirth Director of Investor Relations 303-860-5830 rwirth@petd.com

Marti Dowling Manager Investor Relations 303-831-3926 ir@petd.com
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